                                                                    Exhibit 25.1
                                                                    ------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

[X]CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
   SECTION 305(b)(2)

                                  SUMMIT BANK
                               (NAME OF TRUSTEE)

                                   22-0834947
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                210 MAIN STREET
                              HACKENSACK, NJ 07601
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                      EASTERN ENVIRONMENTAL SERVICES, INC.
                               (NAME OF OBLIGOR)

                                    DELAWARE
                            (STATE OF INCORPORATION)

                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                              1000 CRAWFORD PLACE
                                   SUITE 101
                              MT. LAUREL, NJ 08054
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                        (TITLE OF INDENTURE SECURITIES)

                     % SENIOR DEBT SECURITIES DUE
                  ---                            -----------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

1. GENERAL INFORMATION

  Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervisory authority to which it is subject:

           NAME                                                      ADDRESS
           ----                                                      -------
     Federal Reserve Bank (2nd District)......................... New York, NY
     Federal Deposit Insurance Corporation....................... Washington, DC
     New Jersey Department of Banking............................ Trenton, NJ

    (b) Whether it is authorized to exercise corporate trust powers.

    Yes

2. AFFILIATIONS WITH OBLIGOR

  If the obligor is an affiliate of the trustee, describe each such affiliation.

  None (See Note on page 5)

3. VOTING SECURITIES OF THE TRUSTEE

  Furnish the following information as to each class of voting securities of the trustee: As of 3/31/98

                              COL. A                                COL. B
                              ------                                ------
                          TITLE OF CLASS                      AMOUNT OUTSTANDING
                          --------------                      ------------------
     Summit Bank, Common Stock............................... 34,021,623 shares
     Summit Bank, Preferred Stock............................    120,000 shares

4. TRUSTEESHIPS UNDER OTHER INDENTURES

  If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

  Not applicable--see answer to item 13

5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS

  If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

  Not applicable--see answer to item 13

6. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS

  Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

  Not applicable--see answer to item 13

7. VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR OFFICIALS

  Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

  Not applicable--see answer to item 13

8. SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE

  Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

  Not applicable--see answer to item 13

9. SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE

  If the trustee owns beneficially or holding as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are owned or held by the trustee:

  Not applicable--see answer to item 13

10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR

  If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting stock of the obligor or
(2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

  Not applicable--see answer to item 13

11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR

  If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are 80 owned or held by the trustee:

  Not applicable--see answer to item 13

12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE

  Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

  Not applicable--see answer to item 13

13. DEFAULTS BY THE OBLIGOR

  (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

  None

  (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

  None

14. AFFILIATIONS WITH THE UNDERWRITERS

  If any underwriter is an affiliate of the trustee, describe each such affiliation.

  Not applicable--see answer to item 13

15. FOREIGN TRUSTEE

  Identify the order or rule pursuant to which the trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

  Not applicable

16. LIST OF EXHIBITS

  List below all exhibits filed as part of this statement of eligibility.

 [X] 1.  *Copy of Articles of Association of the Trustee as now in effect.
 [_] 2. No certificate of authority of the Trustee to commence business is furnished since this authority is contained in the Articles of Association of the Trustee.
 [_] 3. No copy of the authorization of the trustee to exercise corporate trust powers is furnished since this authorization is contained in the Articles of Association of the Trustee.
 [X] 4.  *Copy of the existing By-Laws of the Trustee as now in effect.
 [_] 5.  Not Applicable.
 [X] 6.  The consent of the Trustee required by Section 321(b) of the Act.
 [X] 7. A copy of the latest report of Condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.
 [_] 8.  Not Applicable.
 [_] 9.  Not Applicable.

--------
* Exhibits thus designated have heretofore been filed with the Securities and Exchange Commission, have not been amended since filing and are incorporated herein by reference (see Exhibits TIA(i) and TIA(ii) File No. 285667)

                                     NOTE

  The Trustee disclaims responsibility for the accuracy or completeness of information contained in this Statement of Eligibility and Qualification not known to the trustee and not obtained by it through reasonable investigation and as to which information it has obtained from the obligor and has had to rely or will obtain from the principal underwriters and will have to rely.

                                   SIGNATURE

  Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Summit Bank, a corporation organized and existing under the laws of the State of New Jersey, has duly caused this Statement of Eligibility and Qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Hackensack and State of New Jersey on the 30th day of April, 1998.

                                          SUMMIT BANK

                                                /s/ Andrea Harris
                                          By: _________________________________
                                                    Andrea Harris
                                                    Asst. Vice President

                              CONSENT OF TRUSTEE

  Summit Bank, as trustee (the "Trustee") under an indenture to be entered into between itself and Eastern Environment, Inc., hereby consents, pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended, to the furnishing by Federal, State, Territorial or District Authorities to the Securities and Exchange Commission of all reports, records or other information relating thereto.

                                          SUMMIT BANK

                                                /s/ Andrea Harris
                                          By: _________________________________
                                                    Andrea Harris
                                                    Asst. Vice President

Dated: April 30, 1998

                                                                       Exhibit 7
                                                                       ---------


                                Board of Governors of the Federal Reserve System OMB Number: 7100-0036

                                Federal Deposit Insurance Corporation
                                OMB Number: 3064-0052

                                Office of the Comptroller of the Currency
                                OMB Number:  1557-0081

                                Expires March 31, 2000

Federal Financial Institutions Examination Council
--------------------------------------------------------------------------------

[ART APPEARS HERE]              Please refer to page i,                     [1]
                                Table of Contents, for
                                the required disclosure
                                of estimated burden.
-------------------------------------------------------------------------------

Consolidated Reports of Condition and Income for
A Bank With Domestic and Foreign Offices -- FFIEC 031


                                                      (951231)
                                                     -----------
Report at the close of business December 31, 1997    (RCRI 9999)

This report is required by law: 12 U.S.C. (S)324 (State member banks); 12 U.S.C. (S)1817 (State nonmember banks); and 12 U.S.C. (S)161 (National banks).

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facililties.
-------------------------------------------------------------------------------

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National banks.

I, William J. Healy, Asst. Treasurer
  -----------------------------------------------------------------------------
  Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

/s/ William J. Healy Asst. Treasurer
-------------------------------------------------------------------------------
Signature of Officer Authorized to Sign Report

  January 26, 1998
-------------------------------------------------------------------------------
Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions. NOTE: These instructions may in some cases differ from generally accepted accounting principles.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

    [SIGNATURE APPEARS HERE]
-------------------------------------------------------------------------------
Director (Trustee)

    [SIGNATURE APPEARS HERE]
-------------------------------------------------------------------------------
Director (Trustee)

    [SIGNATURE APPEARS HERE]
--------------------------------------------------------------------------------
Director (Trustee)

-------------------------------------------------------------------------------

For Banks Submitting Hard Copy Report Forms:

State Member Banks: Return the original and one copy to the appropriate Federal Reserve District Bank.

State Nonmember Banks: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

National Banks: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.
-------------------------------------------------------------------------------

FDIC Certificate Number  |0|0|5|5|0|
                         -----------
                         (RCRI 9060)

Banks should affix the address label in this space.

 Summit Bank
-------------------------------------------------------------------------------
Legal Title of Bank (TEXT 9010)

 Princeton
-------------------------------------------------------------------------------
City (TEXT 9130)

 NJ                                                     08543
-------------------------------------------------------------------------------
State Abbrev. (TEXT 9200)                               ZIP Code (TEXT 9220)

 Board of Governors of the Federal Reserve System, Federal Deposit Insurance
                      Corporation, Office of the Comptroller of the Currency

Summit Bank
301 Carnegie Center
Princeton, NJ 08543     Vendor ID: D            Cert: 00550


Transit Number: 21202162        Transmitted to EDS as 0071716 on 01/30/96 at
                                09:16:03 CST

Consolidated Report of Income
For the period January 1, 1997 - December 31, 1997

All Report of Income schedules are to be reported on a calendar year-to-date basis in thousands of dollars.

Schedule RI - Income Statement
                                                                         1480 --

                                                     Dollar Amounts in Thousands
--------------------------------------------------------------------------------
1. Interest income
  a. Interest and fee income on loans:
     (1) In domestic offices:
         (a) Loans secured by real estate----------------RIAD -------
                                                         4011 653,775 1.a.1.a
         (b) Loans to depository institutions------------RIAD -------
         (c) Loans to finance agricultural production    4019   4,276 1.a.1.b
             and other loans to farmers------------------RIAD -------
                                                         4024      22 1.a.1.c
         (d) Commercial and industrial loans-------------RIAD -------
                                                         4012 340,201 1.a.1.d
         (e) Acceptances of other banks------------------RIAD -------
         (f) Loans to individuals for household,         4026       0 1.a.1.e
             family, and other personal expenditures:         -------
             (1) Credit cards and related plans----------RIAD -------
                                                         4054  13,621 1.a.1.f.1
             (2) Other-----------------------------------RIAD -------
         (g) Loans to foreign governments and official   4055  60,083 1.a.1.f.2
             institutions--------------------------------RIAD -------
         (h) Obligations (other than securities and      4056       0 1.a.1.g
             leases) of states and political                  -------
             subdivisions in the U.S.:
             (1) Taxable obligations---------------------RIAD -------
                                                         4503      99 1.a.1.h.1
             (2) Tax-exempt obligations------------------RIAD -------
                                                         4504   7,599 1.a.1.h.2
         (i) All other loans in domestic offices---------RIAD -------
                                                         4058  12,012 1.a.1.i
     (2) In foreign offices, Edge and Agreement               -------
         subsidiaries, and IBFs--------------------------RIAD -------
  b. Income from lease financing receivables:            4059       0 1.a.2
     (1) Taxable leases----------------------------------RIAD -------
                                                         4505  36,976 1.b.1
     (2) Tax-exempt leases-------------------------------RIAD -------
  c. Interest income on balances due from depository     4307       0 1.b.2
     institutions: (1)                                        -------
     (1) In domestic offices-----------------------------RIAD -------
     (2) In foreign offices, Edge and Agreement          4105     557 1.c.1
         subsidiaries, and IBFs--------------------------RIAD -------
  d. Interest and dividend income on securities:         4106       0 1.c.2
     (1) U.S. Treasury securities and U.S. Government         -------
         agency and corporation obligations--------------RIAD -------
     (2) Securities issued by states and political       4027 287,674 1.d.1
         subdivisions in the U.S.:                            -------
         (a) Taxable securities--------------------------RIAD -------
                                                         4506       0 1.d.2.a
         (b) Tax-exempt securities-----------------------RIAD -------
                                                         4507  11,434 1.d.2.b
     (3) Other domestic debt securities------------------RIAD -------
                                                         3657  72,826 1.d.3
     (4) Foreign debt securities-------------------------RIAD -------
     (5) Equity securities (including investments in     3658   1,390 1.d.4
         mutual funds)-----------------------------------RIAD -------
                                                         3659   6,988 1.d.5
  e. Interest income from trading assets-----------------RIAD -------
                                                         4069     746 1.e
                                                              -------

-----------
(1) Includes interest income on time certificates of deposits not held for trading.

                                                                                                                 -----
                                                                                                         4
                                                                                                       -----
Schedule RI-Continued                                                           Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------
 1. Interest income (continued)                                              Year-to-date
   f. Interest income on federal funds sold and securities
      purchased under agreements to resell in domestic
      offices of the bank and of its Edge and Agreement
      subsidiaries and in IBFs                                               ----------
                              ----------------------------------------  RIAD    7,892                 1.f
                                                                        4020 ----------
   g. Total interest income (sum of items 1.a through 1.f)                   ----------
                                                          ------------  RIAD  1,518,166               1.g
                                                                        4107 ----------
 2. Interest expense:
   a. Interest on deposits:
    (1) Interest on deposits in domestic offices:
      (a) Transaction accounts (NOW accounts, ATS accounts, and
          telephone and preauthorized transfer accounts)                     ----------
                                                        --------------  RIAD   34,791                2.a.1.a
                                                                        4508 ----------
      (b) Nontransaction accounts:
        (1) Money market deposit accounts (MMDAs)                            ----------
                                                 ---------------------  RIAD  114,440                2.a.1.b.1
                                                                        4509 ----------
        (2) Other savings deposits                                           ----------
                                  ------------------------------------  RIAD   43,429                2.a.1.b.2
                                                                        4111 ----------
        (3) Time certificates of deposit of $100,000 or more                 ----------
                                                            ----------  RIAD   61,242                2.a.1.b.3
                                                                        4174 ----------
        (4) All other time deposits                                          ----------
                                   -----------------------------------  RIAD  212,039                2.a.1.b.4
                                                                        4512 ----------
    (2) Interest on deposits in foreign offices, Edge and agreement
        subsidiaries, and IBFs                                               ----------
                              ----------------------------------------  RIAD        0                2.a.2
                                                                        4172 ----------
   b. Expense of federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
      its Edge and Agreement subsidiaries, and in IBFs                       ----------
                                                      ----------------  RIAD  107,871                2.b
                                                                        4180 ----------
   c. Interest on demand notes issued to the U.S. Treasury, trading
      liabilities, and on other borrowed money                               ----------
                                              ------------------------  RIAD   39,158                2.c
                                                                        4185 ----------
   d. Not applicable

   e. Interest on subordinated notes and debentures                          ----------
                                                   -------------------  RIAD   11,303                2.e
                                                                        4200 ----------
   f. Total interest expense (sum of items 2.a through 2.e)                  ----------
                                                           -----------  RIAD  624,273                2.f
                                                                        4073 ----------
 3. Net interest income (item 1.g minus 2.f)                                               --------
                                            ----------------------------------------  RIAD  893,893  3.
                                                                                      4074 --------
 4. Provisions:
   a. Provision for loan and lease losses                                                  --------
                                         -------------------------------------------  RIAD   49,904  4.a
                                                                                      4230 --------
   b. Provision for allocated transfer risk                                                --------
                                           -----------------------------------------  RIAD        0  4.b
                                                                                      4243 --------
 5. Noninterest income:
   a. Income from fiduciary activities                                       ----------
                                      --------------------------------  RIAD   43,689                5.a
                                                                        4070 ----------
   b. Service charges on deposit accounts in domestic offices                ----------
                                                             ---------  RIAD   97,340                5.b
                                                                        4080 ----------
   c. Trading revenue                                                        ----------
                     -------------------------------------------------  RIAD      405                5.c
                                                                        4075 ----------
   d.-e. Not applicable

   f. Other noninterest income:
    (1) Other fee income                                                     ----------
                        ----------------------------------------------  RIAD   47,072                5.f.1
                                                                        5407 ----------
    (2) All other noninterest income*                                        ----------
                                     ---------------------------------  RIAD   42,089                5.f.2
                                                                        5408 ----------

   g. Total noninterest income (sum of items 5.a through 5.f)                              --------
                                                             -----------------------  RIAD  230,695  5.g
                                                                                      4079 --------
 6.a. Realized gains (losses) on held-to-maturity securities                               --------
                                                            ------------------------  RIAD        5  6.a
                                                                                      3521 --------
   b. Realized gains (losses) on available-for-sale securities                             --------
                                                              ----------------------  RIAD      528  6.b
                                                                                      3196 --------
 7. Noninterest expense:
   a. Salaries and employee benefits                                         ----------
                                    ----------------------------------  RIAD  245,988                7.a
                                                                        4135 ----------
   b. Expenses of premises and fixed assets (net of rental
      income)
      (excluding salaries and employee benefits and mortgage
      interest)                                                              ----------
               -------------------------------------------------------  RIAD   83,724                7.b
                                                                        4217 ----------
   c. Other noninterest expense*                                             ----------
                                --------------------------------------  RIAD  320,660                7.c
                                                                        4092 ----------
   d. Total noninterest expense (sum of items 7.a through 7.c)                             --------
                                                              ----------------------  RIAD  650,262  7.d
                                                                                      4093 --------
 8. Income (loss) before income taxes and extraordinary items and other
    adjustments (item 3 plus or minus items 4.a, 4.b, 5.g, 6.a, 6.b, and 7.d)              --------
                                                                             -------  RIAD  424,853  8.
                                                                                      4301 --------
 9. Applicable income taxes (on item 8)                                                    --------
                                       ---------------------------------------------  RIAD  149,030  9.
                                                                                      4302 --------
10. Income (loss) before extraordinary items and other adjustments (item 8
    minus 9)                                                                               --------
            ------------------------------------------------------------------------  RIAD  275,823  10.
                                                                                      4300 --------

-------

                                                                                                       -----
                                                                                                         5
                                                                                                       -----
Schedule RI-Continued                                                            Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------
                                                                                Year-to-date
11.   Extraordinary items and other adjustments, net of income taxes
      (item 11.a minus 11.b)                                                              -------
                            -------------------------------------------------------  RIAD       0    11.
                                                                                     4320 -------
12. Net income (loss) (sum of items 10 and 11)                                            -------
                                                -----------------------------------  RIAD 276,823    12.
                                                                                     4340 -------
Memoranda

                                                                                                        1481
                                                                                 Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------
                                                                                         Year-to-date
 1. Interest expense incurred to carry tax-exempt securities, loans, and leases acquired after August 7, 1986, that is not deductible for federal income tax
    purposes                                                                               --------
            ------------------------------------------------------------------------  RIAD        0  M.1
                                                                                      4513 --------
 2. Income from the sale and servicing of mutual funds and annuities in domestic
    offices (included in Schedule RI, item 8)                                              --------
                                             ---------------------------------------  RIAD   28,911  M.2
                                                                                      8431 --------
 3. Not applicable.

 4. Not applicable.

 5. Number of full-time equivalent employees on payroll at end of current period              Number
    (round to nearest whole-number)                                                        --------
                                   -------------------------------------------------  RIAD    5,238  M.5
                                                                                      4150 --------
 6. Not applicable

 7. If the reporting bank has restated its balance sheet as a result of applying
    push down accounting this calendar year, report the date of the bank's                 MM DD  YY
    acquisition                                                                            --------
               ---------------------------------------------------------------------  RIAD 00000000  M.7
                                                                                      9106 --------
 8. Trading revenue (from cash instruments and off-balance sheet derivative instruments) (included in Schedule RI, items 5.c and 5.e):
   a. Interest rate exposures                                                              --------
                             -------------------------------------------------------  RIAD   (2,017) M.8.a
                                                                                      8757 --------
   b. Foreign exchange exposures                                                           --------
                                ----------------------------------------------------  RIAD    2,422  M.8.b
                                                                                      8758 --------
   c. Equity security and index exposures                                                  --------
                                         -------------------------------------------  RIAD        0  M.8.c
                                                                                      8759 --------
   d. Commodity and other exposures                                                        --------
                                   -------------------------------------------------  RIAD        0  M.8.d
                                                                                      8760 --------
 9. Impact on income of off-balance sheet derivatives held for purposes other than trading:
   a. Net increase (decrease) to interest income                                           --------
                                                ------------------------------------  RIAD    (815)  M.9.a
                                                                                      8761 --------
   b. Net (increase) decrease to interest expense                                          --------
                                                 -----------------------------------  RIAD    (947)  M.9.b
                                                                                      8762 --------
   c. Other (noninterest) allocations                                                      --------
                                     -----------------------------------------------  RIAD       31  M.9.c
                                                                                      8763 --------
10. Credit losses on off-balance sheet derivatives                                         --------
                                                  ----------------------------------  RIAD        0  M.10
                                                                                      4251 --------
11. Does the reporting bank have a Subchapter S election in effect for federal
    income tax purposes?                                  Yes [_]    No [_]  M.11
12. Deferred portion of total applicable income taxes                                      --------
    included in Schedule R1, items 9 and 11                                           RIAD        0  M.12
                                           -----------------------------------------  1772 --------

-------